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                                                             Exhibit 99(a)(1)(B)


                             STOCKHOLDERS AGREEMENT

            STOCKHOLDERS AGREEMENT, dated January 31, 1996 (this "AGREEMENT"), by and among HAWAIIAN AIRLINES, INC., a Hawaii corporation (the "COMPANY"), AIRLINE INVESTORS PARTNERSHIP, L.P., a Delaware limited partnership ("AIP"), the AIR LINE PILOTS ASSOCIATION, HAWAIIAN MASTER EXECUTIVE COUNCIL ("HAWAIIAN MEC"), the ASSOCIATION OF FLIGHT ATTENDANTS ("AFA") and the INTERNATIONAL ASSOCIATION OF MACHINISTS ("IAM" and, together with the Hawaiian MEC and AFA, the "UNIONS").

            WHEREAS, AIP and the Company entered into the Stock Purchase Agreement, dated December 8, 1995 (the "STOCK PURCHASE AGREEMENT"), pursuant to which AIP has agreed to purchase from the Company, and the Company has agreed to issue and sell to AIP at the Closing (as defined in the Stock Purchase Agreement), an aggregate of 18,181,818 shares, par value $.01 per share, of Class A Common Stock of the Company (the "CLASS A COMMON STOCK"), for an aggregate price of $20,000,000.

            WHEREAS, as set forth in the Stock Purchase Agreement, it is a condition to AIP's purchase of the Class A Common Stock that the Unions enter into amended collective bargaining agreements (the "AMENDED COLLECTIVE BARGAINING AGREEMENTS") carrying out the term sheets set forth as Exhibit F to the Stock Purchase Agreement (the "TERM SHEETS").

            NOW, THEREFORE, to induce the Unions to enter into the Amended Collective Bargaining Agreements, and as required by the Term Sheets set forth as Exhibit F to the Stock Purchase Agreement, and in consideration of the same, the parties hereto agree as follows:

            1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

            An "AFFILIATE" of, or a person "affiliated" with, a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

            "AIP STOCKHOLDER" shall mean AIP or any "affiliate" of AIP as defined in the Charter Documents.

            "BOARD OF DIRECTORS" means the Board of Directors of the Company.

            "CHARTER DOCUMENTS" means the Amended Articles of Incorporation and the Amended Bylaws of the Company as in effect on the date hereof, copies of which are attached hereto as EXHIBITS A AND B, respectively.

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            "COMMON STOCK" means the Class A Common Stock or any other capital stock of the Company into which such stock is reclassified or reconstituted.

            "COMMON STOCK EQUIVALENTS" means any security or obligation which is by its terms convertible into shares of Common Stock and any option, warrant or other subscription or purchase right with respect to Common Stock.

            "PERSON" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental body or other entity.

            "SERIES B SPECIAL PREFERRED STOCK," "SERIES C SPECIAL PREFERRED STOCK," "SERIES D SPECIAL PREFERRED STOCK" and "SERIES E SPECIAL PREFERRED STOCK" shall have the meanings assigned to such terms in the Charter Documents.

            "SHARES" means, with respect to the AIP Stockholder, all shares, whether now owned or hereafter acquired, of Common Stock; PROVIDED, for purposes of Section 2, Shares shall be deemed to include Common Stock Equivalents.

            "STOCKHOLDERS MEETING" shall mean any regular or special meeting of the stockholders of the Company.

            "WRITTEN CONSENT" shall mean any written consent executed in lieu of a Stockholders Meeting.

            2. RESTRICTION ON TRANSFER OF SHARES. The AIP Stockholder agrees that it shall not sell, give, assign or otherwise dispose of (whether by operation of law or otherwise) (each a "TRANSFER") any Shares or any right, title or interest therein or thereto to any Person that is, or is an Affiliate of, any Person that has been denied a Part 121 certificate by the Department of Transportation. Any attempt to transfer any Shares or any such rights in violation of the preceding sentence shall be null and void ab initio, and the Company agrees not to register any such transfer.

            3. CORPORATE GOVERNANCE.

                  3.1 ELECTION OF DIRECTORS. The AIP Stockholder shall vote its Shares at any Stockholders Meeting called for the purpose of filling positions on the Board of Directors, or in any Written Consent executed for such purpose, in favor of the directors standing for election and nominated by the holders of Series B Special Preferred Stock, Series C Special Preferred Stock, Series D Special Preferred Stock, and Series E Special Preferred Stock, respectively.

                  3.2 AMENDMENT OF CHARTER DOCUMENTS. The AIP Stockholder shall vote its Shares at any Stockholders Meeting called for the purpose of revising the Charter Documents, or in any Written Consent executed for such purposes, against any proposed amendment to any Charter Document that would be inconsistent with, or alter the rights of the Unions or the obligations of the Board of Directors under, the Designation of Special Preferred Stock included in Exhibit A hereto or any of


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Sections 3.02, 3.09, 3.12 or 7.04 of the By-Laws included in Exhibit B hereto
(collectively referred to as the "GOVERNANCE PROVISIONS"). In the event the Board of Directors purports to amend or revise the Charter Documents in any respect that would be inconsistent with, or alter the rights of the Unions or the obligations of the Board of Directors under, the Governance Provisions, then the AIP Stockholder shall, at the request of any Union and to the extent permitted by law, (i) seek a Stockholders Meeting or stockholder action by Written Consent, as soon as practicable, for the purpose of restoring the Governance Provisions, (2) propose a stockholder resolution at such Stockholders Meeting or action by Written consent to restore the Governance Provisions, and
(3) vote its shares at any Stockholders Meeting, or in any Written Consent, in favor of such resolution to restore the Governance Provisions.

                  3.3 BOARD COMMITTEE REPRESENTATION. The AIP Stockholder shall make reasonable efforts to ensure that at least one Employee Director serves on each significant committee of the Board other than the Audit Committee (including, if any, the Executive Committee, the Strategic Planning Committee, the Board Nominating Committee and other committees of comparable significance).

                  3.4 GENERAL OBLIGATIONS. The AIP Stockholder shall not take any action inconsistent with the Governance Provisions. In the event of any material change to the terms or structure of the rights or powers of the AIP Stockholder, as a stockholder or as a holder of the Series B Special Preferred Stock, under the Charter Documents or comparable corporate documentation (including, without limitation, changes in the AIP Stockholder's right to nominate, designate, remove or replace directors on the Board of Directors), the AIP Stockholder shall, at the request of any Union and to the extent permitted by law, take all action necessary to implement comparable changes to the terms or structure of the rights or powers of such Union under the Charter Documents or comparable corporate documentation.

                  3.5 STOCKHOLDER ACTIONS. In order to effectuate the provisions of this Section 3, the AIP Stockholder hereby agrees that when any action or vote is required to be taken pursuant to this Agreement, such Stockholder shall attend the Stockholders Meeting, in person or by proxy, or execute or cause to be executed a Written Consent to effectuate such stockholder action, as appropriate.

            4. STOCK CERTIFICATE LEGEND. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Shares now held or hereafter acquired by the AIP Stockholder shall for as long as this Agreement is effective bear a legend substantially in the following form:

      THE SALE, ASSIGNMENT OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED JANUARY 31, 1996, BY AND AMONG THE COMPANY, AIRLINE INVESTORS PARTNERSHIP, L.P. AND CERTAIN UNIONS, A COPY


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      OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY
      WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY IF THE TRANSFER HAS NOT BEEN MADE IN COMPLIANCE WITH THE STOCKHOLDERS AGREEMENT.

            5. MISCELLANEOUS.

                  5.1 NOTICES. All notices or other communications given or made hereunder shall be validly given or made if in writing and delivered by facsimile transmission or in Person at, mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by a reputable overnight courier to, the following addresses (and shall be deemed effective at the time of receipt thereof).

                        (a)   if to the Hawaiian MEC:

                        Air Line Pilots Association,
                        Hawaiian Master Executive Council
                        535 Herndon Parkway
                        Herndon, Virginia  22070-1169
                        Attention:  Master Chairman, Hawaiian MEC
                        Telecopy:   (703) 689-4290

                        with a copy to:

                        Cohen, Weiss and Simon
                        330 West 42nd Street
                        New York, New York 10036
                        Attention:  Stephen Presser
                        Telecopy:   (212) 239-9012

                        (b)   if to the AFA:

                        Association of Flight Attendants
                        1625 Massachusetts Avenue, N.W.
                        Washington, D.C. 20036
                        Attention:  President, Hawaiian MEC
                        and David Borer
                        Telecopy:   (202) 939-5385


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                        (c)   if to the IAM:

                        International Association of Machinists,
                        District 141
                        1449 South Beretania Street
                        Honolulu, HI 96814
                        Attention:  Sam Poomaihealani and
                        Floyd Baptiste
                        Telecopy:   (808) 836-0144

                        (d)   if to the AIP Stockholder:

                        Airline Investors Partnership, L.P.
                        885 Third Avenue
                        34th Floor
                        New York, New York 10022
                        Attention:  John Adams and Richard Conway
                        Telecopy:   (212) 751-9501

                        with a copy to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, New York  10019-6064
                        Attention:  Judith R. Thoyer, Esq.
                        Telecopy:   (212) 757-3990

                        (e)   if to the Company:

                        Hawaiian Airlines, Inc.
                        3376 Koapaka Street
                        Honolulu, Hawaii 96819
                        Attention:  General Counsel
                        Telecopy:   (808) 835-3690

                        with a copy to:

                        Gibson, Dunn & Crutcher
                        333 South Grand Avenue
                        Los Angeles, CA 90071-3197
                        Attention:  Ronald S. Beard, Esq.
                        Telecopy:   (213) 229-7520

or to such other address as the party to whom notice is to be given may have previously furnished notice in writing to the other in the manner set forth above.


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                  5.2 AMENDMENT AND WAIVER.

                        (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                        (b) This Agreement may be amended, supplemented or modified only with the written consent of the AIP Stockholder and the Unions.

                  5.3 NO INCONSISTENT AGREEMENT. The AIP Stockholder shall not enter into any stockholder agreement, voting agreement or other agreement that is inconsistent with the terms of this Agreement.

                  5.4 ENFORCEMENT. The parties to this Agreement agree that the irreparable damage will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached and that monetary damages will not constitute adequate compensation for any breach of this Agreement. Accordingly, in addition to any other remedy available to any party at law or equity, the parties shall be entitled to an injunction or injunctions in any court of competent jurisdiction to prevent breaches of this Agreement to specifically enforce the terms and provisions of this Agreement.

                  5.5 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality or enforceability of such provision in every other respect and of each remaining provision of the Agreement shall not be impaired thereby in any respect. The parties specifically intend that all of the rights of the Unions under this Agreement shall be enforceable to the fullest extent permitted by law.

                  5.6 ENTIRE AGREEMENT. This Agreement, together with the exhibits hereto, is intended by the AIP Stockholder and the Unions as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of such parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, supersede all prior agreements and understandings between the AIP Stockholder and the Unions with respect to such subject matter.

                  5.7 TERM OF AGREEMENT. This Agreement shall terminate at such time as the AIP Stockholder shall no longer have any right to designate directors pursuant to the Charter Documents.

                  5.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND


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TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF
CONFLICTS OF LAW THEREOF EXCEPT TO THE EXTENT INTERNAL CORPORATE LAWS OF THE COMPANY'S STATE OF INCORPORATION SHALL APPLY.

                  5.9 TRANSFER TO AFFILIATES. An AIP Stockholder shall not transfer any Shares to any Affiliate of AIP or an AIP Stockholder (an "AIP AFFILIATE") unless the AIP Affiliate agrees in writing to be bound by the terms and conditions of this Agreement in the same manner as AIP.

                  5.10 SUCCESSORS AND ASSIGNS. This agreement shall be binding on any successor that acquires all or substantially all of AIP or any AIP Affiliate that maintains beneficial or record ownership of any Shares (an "AIP SUCCESSOR"), and the AIP Stockholder shall not adopt or permit any agreement or arrangement that results in an AIP Successor unless the AIP Successor agrees in writing to be bound by the terms and conditions of this Agreement in the same manner as AIP. This Agreement is not assignable except in connection with a transfer of Shares by AIP to an "affiliate," as defined in the Charter Documents.

                  5.11 NOTICE OF TRANSFER. The AIP Stockholder shall provide the Company and the Unions with reasonable notice prior to transferring record or beneficial ownership of Shares to any Affiliate, Substantial Purchaser or AIP Successor. For this purpose, a "Substantial Purchaser" shall mean a transferee (or group of transferees acting in concert) which acquires 10% or more of the Shares.

                  5.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned have executed, or have cause to be executed, this Agreement on the date first written above.

                           AIR LINE PILOTS ASSOCIATION, HAWAIIAN
                           MASTER EXECUTIVE COUNCIL


                           By: /s/ Reno F. Morella
                              --------------------------------------------------
                               Reno F. Morella
                               Chairman, Hawaiian MEC

                           ASSOCIATION OF FLIGHT ATTENDANTS


                           By:
                              --------------------------------------------------
                              Name:
                              Title:


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                     INTERNATIONAL ASSOCIATION OF MACHINISTS


                           By: /s/ Reno F. Morella
                              --------------------------------------------------
                              Name:
                              Title:

                           AIRLINE INVESTORS PARTNERSHIP, L.P.

                           By: AIP GENERAL PARTNER, INC.,
                               its General Partner


                           By: /s/ John W. Adams
                              --------------------------------------------------
                              Name:   John W. Adams
                              Title:  President

                           HAWAIIAN AIRLINES, INC.


                           By: /s/ Bruce R. Nobles
                              --------------------------------------------------
                              Name:  /s/ Bruce R. Nobles
                              Title: Chairman of the Board, President and
                                     Chief Executive Officer

                           (Solely with respect to Sections 2 and 4 hereof)


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